Earnings Release

Mastercard Incorporated Reports
Second-Quarter 2018 Financial Results

•	Record second-quarter net income of $1.6 billion, or $1.50 per diluted share

•	Record second-quarter adjusted net income of $1.7 billion, or $1.66 per adjusted diluted share

•	Record second-quarter net revenue of $3.7 billion, or an increase of 20%

•	Second-quarter gross dollar volume up 14% and purchase volume up 16%

Purchase, NY - July 26, 2018 - Mastercard Incorporated (NYSE: MA) today announced financial results for the second-quarter 2018.

“Our broad-based momentum continued this quarter as we delivered strong revenue and earnings per share growth,” said Ajay Banga, Mastercard president and CEO. “We continue to invest for the long term and are pleased with the progress we are making in expanding our customer relationships and advancing our secure digital solutions. We believe our strategy of providing choice to our customers positions us well to expand our core business and address new opportunities.”

Quarterly Results

Summary of Second-Quarter Operating Results Amounts in billions ($), except per share data			Increase / (Decrease)
	Q2 2018	Q2 2017	Reported GAAP	Currency-neutral
Net revenue	$3.7	$3.1	20%	18%
Operating expenses	$1.7	$1.4	23%	22%
Operating income	$1.9	$1.7	17%	15%
Operating margin	52.8%	54.1%	(1.3) ppt	(1.5) ppt
Effective income tax rate	18.3%	27.7%	(9.4) ppt	(9.3) ppt
Net income	$1.6	$1.2	33%	31%
Diluted earnings per share	$1.50	$1.10	36%	34%

Summary of Second-Quarter Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	Q2 2018	Q2 2017	As adjusted	Currency-neutral
Net revenue	$3.7	$3.1	20%	18%
Adjusted operating expenses	$1.5	$1.4	7%	6%
Adjusted operating margin	59.0%	54.1%	4.9 ppt	4.7 ppt
Adjusted effective income tax rate	18.8%	27.7%	(8.9) ppt	(8.8) ppt
Adjusted net income	$1.7	$1.2	48%	45%
Adjusted diluted earnings per share	$1.66	$1.10	51%	48%

1 The Summary of Non-GAAP Results excludes the impact of special items (“Special Items”) and/or foreign currency. See Non-GAAP reconciliations on page 13 for further information on the Special Items, the impact of foreign currency and the reconciliation to GAAP reported amounts.

-more-

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The following additional details are provided to aid in understanding Mastercard’s second-quarter 2018 results, versus the year-ago period:

•
Net revenue increased 20% as reported, or 18% on a currency-neutral basis. The new revenue recognition rules and acquisitions contributed 4 percentage points to this growth. Excluding these items, underlying revenue growth was 14%, driven by the impact of the following factors:

◦	An increase in switched transactions of 17%, adjusted for the impact of the Venezuela deconsolidation, to 18.2 billion.

◦	An increase in cross-border volumes of 19% on a local currency basis.

◦	A 14% increase in gross dollar volume, on a local currency basis, to $1.5 trillion.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses increased 23%. Excluding the impact of Special Items, adjusted operating expenses increased 7%, or 6% on a currency-neutral basis. This includes a 5 percentage point increase related to the adoption of the new revenue recognition rules and a 1 percentage point increase from acquisitions, offset by a 7 percentage point benefit associated with hedging gains and balance sheet remeasurement. Excluding these items, operating expenses grew at 7%, primarily related to our continued investments in strategic initiatives.

•	Other income (expense) was favorable versus the year ago period, primarily due to higher investment income, partially offset by higher interest expense related to our debt issuance in February 2018.

•
The effective tax rate for the second quarter of 2018 was 18.3%, versus 27.7% for the comparable period in 2017, primarily due to a lower enacted statutory tax rate in the U.S. Excluding Special Items, the adjusted effective tax rate for the second quarter was 18.8%, versus 27.7% for the comparable period in 2017. On an adjusted basis, U.S. tax reform contributed approximately 4 percentage points to the lower tax rate versus year-ago.

•	As of June 30, 2018, the company’s customers had issued 2.4 billion Mastercard and Maestro-branded cards, adjusted for the impact of the Venezuela deconsolidation.

Return of Capital to Shareholders

During the second quarter of 2018, Mastercard repurchased approximately 8.3 million shares at a cost of $1.5 billion and paid $262 million in dividends. Quarter-to-date through July 23, the company repurchased an additional 1.4 million shares at a cost of $279 million, which leaves $2.1 billion remaining under current repurchase program authorizations.

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Year-to-Date Results for the Six Months Ended June 30, 2018

Summary of Year-to-Date Operating Results Amounts in billions ($), except per share data			Increase / (Decrease)
	YTD 2018	YTD 2017	Reported GAAP	Currency-neutral
Net revenue	$7.2	$5.8	25%	22%
Operating expenses	$3.5	$2.6	33%	30%
Operating income	$3.8	$3.2	19%	16%
Operating margin	51.9%	54.6%	(2.7) ppt	(3.0) ppt
Effective income tax rate	17.8%	27.3%	(9.5) ppt	(9.4) ppt
Net income	$3.1	$2.3	36%	31%
Diluted earnings per share	$2.91	$2.09	39%	35%

Summary of Year-to-Date Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	YTD 2018	YTD 2017	As adjusted	Currency-neutral
Net revenue	$7.2	$5.8	25%	22%
Adjusted operating expenses	$3.1	$2.6	20%	18%
Adjusted operating margin	56.6%	54.8%	1.8 ppt	1.5 ppt
Adjusted effective income tax rate	18.2%	27.3%	(9.1) ppt	(9.0) ppt
Adjusted net income	$3.3	$2.3	47%	42%
Adjusted diluted earnings per share	$3.16	$2.10	50%	46%
1 The Summary of Non-GAAP Results excludes the impact of special items (“Special Items”) and/or foreign currency. See Non-GAAP reconciliations on page 13 for further information on the Special Items, the impact of foreign currency and the reconciliation to GAAP reported amounts.
The following additional details are provided to aid in understanding Mastercard’s year-to-date 2018 results, versus the year-ago period:

•
Net revenue increased 25% as reported, or 22% on a currency-neutral basis. The new revenue recognition rules and acquisitions contributed 4 and 1 percentage points to this growth, respectively. Excluding those items, underlying revenue growth was 17%, driven by the impact of the following factors:

◦	An increase in switched transactions of 17%, adjusted for the impact of the Venezuela deconsolidation, to 34.8 billion.

◦	An increase in cross-border volumes of 20% on a local currency basis.

◦	A 14% increase in gross dollar volume, on a local currency basis, to $2.9 trillion.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses increased 33%. Excluding the impact of Special Items, adjusted operating expenses increased 20%, or 18% on a currency-neutral basis. This includes 4 percentage points of growth from acquisitions, 4 percentage points of growth from our $100 million contribution to the Mastercard Center for Inclusive Growth, a non-profit charitable organization, and 4 percentage points of growth from the adoption of the new revenue recognition rules, offset by a 4 percentage point benefit associated with hedging gains and balance sheet remeasurement. Excluding these items, operating expenses grew at 10%, primarily related to our continued investments in strategic initiatives.

•	Other income (expense) was favorable versus the year ago period, primarily due to higher investment income, partially offset by higher interest expense related to our debt issuance in February 2018.

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•
The effective tax rate for the first half of 2018 was 17.8%, versus 27.3% for the comparable period in 2017, primarily due to a lower enacted statutory tax rate in the U.S. Excluding Special Items, the adjusted effective tax rate for the first half was 18.2%, versus 27.3% for the comparable period in 2017. On an adjusted basis, U.S. tax reform contributed approximately 4.2 percentage points to the lower tax rate versus year-ago.

Second-Quarter Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its second-quarter results.

The dial-in information for this call is 833-236-5755 (within the U.S.) and 647-689-4183 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 2376039.

This call can also be accessed through the Investor Relations section of the company’s website at  www.mastercard.com/investor. Presentation slides used on this call will also be available on the website.

Non-GAAP Financial Information

The company has presented certain financial data that are considered non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying tables.

The presentation of growth rates on a currency-neutral basis represents a non-GAAP measure and are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts in our operating results.

About Mastercard Incorporated

Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry.  Our global payments processing network connects consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories.  Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone.  Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.

Forward-Looking Statements

This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other

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circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.

Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•
direct regulation of the payments industry (including regulatory, legislative and litigation activity with respect to interchange fees, surcharging and the extension of current regulatory activity to additional jurisdictions or products)

•	the impact of preferential or protective government actions

•
regulation to which we are directly or indirectly subject based on our participation in the payments industry (including anti-money laundering and economic sanctions, financial sector oversight, real-time account-based payment systems, issuer practice regulation and regulation of internet and digital transactions)

•	the impact of changes in laws, including the recent U.S. tax legislation, regulations and interpretations thereof, or challenges to our tax positions

•	regulation of privacy, data protection and security

•	potential or incurred liability and limitations on business resulting from litigation

•	the impact of competition in the global payments industry (including disintermediation and pricing pressure)

•	the challenges relating to rapid technological developments and changes

•	the challenges relating to operating an account-based payment system in addition to our core network and to working with new customers and end users

•	the impact of information security incidents, account data breaches, fraudulent activity or service disruptions on our business

•
issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation)

•	the impact of our relationships with other stakeholders, including merchants and governments

•	exposure to loss or illiquidity due to settlement guarantees and other significant third-party obligations

•
the impact of global economic and political events and conditions (including global financial market activity, declines in cross-border activity, negative trends in consumer spending, the effect of adverse currency fluctuation and the effects of the U.K.’s proposed withdrawal from the E.U.)

•	reputational impact, including impact related to brand perception

•	issues related to acquisition integration, strategic investments and entry into new businesses

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For additional information on these and other factors that could cause Mastercard’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequent reports on Forms 10-Q and 8-K.

###

Contacts:
Investor Relations: Warren Kneeshaw or Gina Accordino, investor.relations@mastercard.com, 914-249-4565.
Media Relations: Seth Eisen, Seth.Eisen@mastercard.com, 914-249-3153.

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except per share data)
Net Revenue	$3,665	$3,053	$7,245	$5,787
Operating Expenses
General and administrative	1,154	1,075	2,448	2,026
Advertising and marketing	235	214	459	384
Depreciation and amortization	115	111	235	203
Provision for litigation settlements	225	—	342	15
Total operating expenses	1,729	1,400	3,484	2,628
Operating income	1,936	1,653	3,761	3,159
Other Income (Expense)
Investment income	31	14	48	29
Interest expense	(48)	(39)	(91)	(78)
Other income (expense), net	3	—	7	(4)
Total other income (expense)	(14)	(25)	(36)	(53)
Income before income taxes	1,922	1,628	3,725	3,106
Income tax expense	353	451	664	848
Net Income	$1,569	$1,177	$3,061	$2,258

Basic Earnings per Share	$1.50	$1.10	$2.92	$2.10
Basic Weighted-Average Shares Outstanding	1,043	1,070	1,047	1,074
Diluted Earnings per Share	$1.50	$1.10	$2.91	$2.09
Diluted Weighted-Average Shares Outstanding	1,049	1,075	1,053	1,078

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MASTERCARD INCORPORATED
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30, 2018	December 31, 2017
	(in millions, except per share data)
ASSETS
Cash and cash equivalents	$6,210	$5,933
Restricted cash for litigation settlement	549	546
Investments	1,535	1,849
Accounts receivable	2,164	1,969
Settlement due from customers	1,532	1,375
Restricted security deposits held for customers	992	1,085
Prepaid expenses and other current assets	1,323	1,040
Total Current Assets	14,305	13,797
Property, plant and equipment, net of accumulated depreciation of $778 and $714, respectively	860	829
Deferred income taxes	395	250
Goodwill	2,974	3,035
Other intangible assets, net of accumulated amortization of $1,176 and $1,157, respectively	1,043	1,120
Other assets	2,894	2,298
Total Assets	$22,471	$21,329
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Accounts payable	$345	$933
Settlement due to customers	1,232	1,343
Restricted security deposits held for customers	992	1,085
Accrued litigation	949	709
Accrued expenses	4,418	3,931
Other current liabilities	1,519	792
Total Current Liabilities	9,455	8,793
Long-term debt	5,858	5,424
Deferred income taxes	58	106
Other liabilities	1,750	1,438
Total Liabilities	17,121	15,761

Commitments and Contingencies

Redeemable Non-controlling Interests	71	71

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,384 and 1,382 shares issued and 1,026 and 1,040 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 13 and 14 issued and outstanding, respectively	—	—
Additional paid-in-capital	4,453	4,365
Class A treasury stock, at cost, 358 and 342 shares, respectively	(23,650)	(20,764)
Retained earnings	25,086	22,364
Accumulated other comprehensive income (loss)	(632)	(497)
Total Stockholders’ Equity	5,257	5,468
Non-controlling interests	22	29
Total Equity	5,279	5,497
Total Liabilities, Redeemable Non-controlling Interests and Equity	$22,471	$21,329

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2018	2017
	(in millions)
Operating Activities
Net income	$3,061	$2,258
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	578	496
Depreciation and amortization	235	203
Share-based compensation	98	88
Deferred income taxes	(107)	(23)
Other	5	35
Changes in operating assets and liabilities:
Accounts receivable	(195)	(186)
Settlement due from customers	(158)	(177)
Prepaid expenses	(843)	(980)
Accrued litigation and legal settlements	231	15
Restricted security deposits held for customers	(93)	2
Accounts payable	(86)	24
Settlement due to customers	(109)	159
Accrued expenses	81	(4)
Net change in other assets and liabilities	(174)	142
Net cash provided by operating activities	2,524	2,052
Investing Activities
Purchases of investment securities available-for-sale	(705)	(322)
Purchases of investments held-to-maturity	(242)	(514)
Proceeds from sales of investment securities available-for-sale	412	105
Proceeds from maturities of investment securities available-for-sale	171	248
Proceeds from maturities of investments held-to-maturity	646	461
Purchases of property, plant and equipment	(172)	(114)
Capitalized software	(79)	(54)
Acquisition of businesses, net of cash acquired	—	(951)
Investment in nonmarketable equity investments	(21)	(121)
Other investing activities	(16)	17
Net cash used in investing activities	(6)	(1,245)
Financing Activities
Purchases of treasury stock	(2,881)	(1,893)
Dividends paid	(525)	(474)
Proceeds from debt	991	—
Payment of debt	—	(64)
Tax withholdings related to share-based payments	(73)	(46)
Cash proceeds from exercise of stock options	67	36
Other financing activities	5	(11)
Net cash used in financing activities	(2,416)	(2,452)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	74	123
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	176	(1,522)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	7,592	8,273
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$7,768	$6,751

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months Ended June 30, 2018
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$455	17.4%	14.5%	$309	15.4%	5,252	22.1%	$146	12.6%	1,522	751
Canada	44	13.8%	9.1%	42	9.6%	635	11.1%	2	-1.3%	6	58
Europe	433	21.6%	19.2%	285	22.8%	7,323	30.6%	148	12.8%	1,044	501
Latin America	100	8.6%	17.1%	64	22.0%	2,187	20.2%	37	9.5%	271	174
Worldwide less United States	1,032	18.0%	16.4%	700	18.5%	15,397	25.2%	333	12.3%	2,844	1,485
United States	442	9.4%	9.4%	384	10.5%	6,861	9.7%	58	2.6%	339	428
Worldwide	1,475	15.3%	14.2%	1,084	15.5%	22,259	20.0%	391	10.7%	3,183	1,913
Mastercard Credit and Charge Programs
Worldwide less United States	546	15.1%	13.0%	506	14.1%	8,097	15.8%	40	0.4%	180	618
United States	211	7.6%	7.6%	202	8.2%	2,248	7.3%	9	-4.7%	8	218
Worldwide	757	12.9%	11.4%	709	12.3%	10,345	13.8%	49	-0.6%	189	837
Mastercard Debit Programs
Worldwide less United States	486	21.4%	20.6%	194	31.8%	7,300	37.6%	293	14.1%	2,664	867
United States	231	11.1%	11.1%	182	13.2%	4,613	10.9%	50	4.0%	331	210
Worldwide	718	17.9%	17.3%	375	22.1%	11,913	25.9%	342	12.5%	2,995	1,076

	For the 6 Months Ended June 30, 2018
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$896	18.3%	13.9%	$607	13.7%	10,019	20.1%	$289	14.3%	2,989	751
Canada	83	14.2%	9.3%	80	9.7%	1,189	10.8%	4	1.5%	12	58
Europe	840	25.8%	18.9%	553	22.3%	13,788	30.1%	286	12.8%	1,981	501
Latin America	202	13.1%	17.1%	129	22.1%	4,248	19.6%	73	9.2%	535	174
Worldwide less United States	2,021	20.6%	16.0%	1,369	17.6%	29,244	24.1%	652	13.0%	5,517	1,485
United States	861	9.9%	9.9%	743	10.7%	13,216	9.8%	118	5.1%	668	428
Worldwide	2,883	17.2%	14.1%	2,112	15.1%	42,460	19.3%	770	11.7%	6,184	1,913
Mastercard Credit and Charge Programs
Worldwide less United States	1,075	17.0%	12.4%	995	13.5%	15,537	15.4%	80	0.1%	350	618
United States	405	8.3%	8.3%	387	8.5%	4,268	7.2%	18	3.6%	17	218
Worldwide	1,480	14.4%	11.2%	1,382	12.0%	19,805	13.5%	98	0.7%	366	837
Mastercard Debit Programs
Worldwide less United States	947	24.9%	20.5%	374	29.9%	13,707	35.7%	573	15.0%	5,167	867
United States	456	11.4%	11.4%	356	13.3%	8,948	11.1%	100	5.3%	651	210
Worldwide	1,403	20.2%	17.4%	730	21.2%	22,655	24.8%	673	13.5%	5,818	1,076

	For the 3 months ended June 30, 2017
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$388	4.8%	7.0%	$258	6.6%	4,302	22.1%	$130	7.8%	1,365	655
Canada	39	6.0%	10.2%	37	11.6%	571	11.8%	2	-13.0%	6	49
Europe	356	1.1%	5.1%	226	1.9%	5,608	8.8%	131	11.0%	958	450
Europe Adj. for Article 8			15%		17%		24%
Latin America	92	16.5%	15.1%	57	18.7%	1,819	16.5%	35	9.8%	260	169
Worldwide less United States	875	4.4%	7.1%	578	6.1%	12,301	14.4%	297	9.3%	2,588	1,323
WW Less US Adj. for Article 8			11%		12%		21%
United States	404	3.5%	3.5%	348	3.8%	6,254	1.4%	57	1.5%	338	397
Worldwide	1,279	4.1%	6.0%	926	5.2%	18,555	9.7%	354	8.0%	2,926	1,719
Worldwide Adj. for Article 8			9%		9%		14%
Mastercard Credit and Charge Programs
Worldwide less United States	475	3.6%	6.8%	435	7.2%	6,995	12.5%	39	3.0%	186	576
United States	196	6.6%	6.6%	187	6.1%	2,095	3.9%	9	17.5%	9	205
Worldwide	671	4.4%	6.7%	622	6.8%	9,090	10.4%	48	5.4%	195	781
Mastercard Debit Programs
Worldwide less United States	400	5.4%	7.6%	143	3.0%	5,306	17.0%	257	10.3%	2,402	746
United States	208	0.8%	0.8%	161	1.3%	4,159	0.2%	48	-1.0%	329	192
Worldwide	609	3.8%	5.1%	304	2.1%	9,465	9.0%	305	8.4%	2,731	938

	For the 6 Months ended June 30, 2017
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$758	5.6%	7.6%	$508	8.0%	8,341	23.7%	$249	6.8%	2,644	655
Canada	73	10.9%	11.2%	69	12.3%	1,073	12.1%	3	-8.2%	11	49
Europe	667	-0.6%	3.3%	425	-0.6%	10,601	5.9%	242	10.7%	1,819	450
Europe Adj. for Article 8			15%		17%		23%
Latin America	179	17.0%	15.3%	112	18.4%	3,551	16.6%	67	10.4%	513	169
Worldwide less United States	1,676	4.3%	6.7%	1,115	5.7%	23,566	13.5%	562	8.8%	4,988	1,323
WW Less US Adj. for Article 8			11%		12%		22%
United States	784	2.7%	2.7%	671	3.1%	12,036	0.8%	112	0.5%	658	397
Worldwide	2,460	3.8%	5.4%	1,786	4.7%	35,602	8.9%	674	7.3%	5,646	1,719
Worldwide Adj. for Article 8			8%		9%		14%
Mastercard Credit and Charge Programs
Worldwide less United States	919	4.5%	7.0%	842	7.4%	13,466	12.2%	77	2.8%	361	576
United States	374	6.0%	6.0%	357	5.5%	3,980	3.1%	17	16.8%	17	205
Worldwide	1,293	4.9%	6.7%	1,199	6.8%	17,446	10.0%	94	5.1%	378	781
Mastercard Debit Programs
Worldwide less United States	758	4.2%	6.4%	272	0.9%	10,100	15.3%	485	9.8%	4,627	746
United States	409	-0.1%	-0.1%	314	0.5%	8,056	-0.4%	95	-2.0%	641	192
Worldwide	1,167	2.6%	4.1%	587	0.7%	18,156	7.8%	580	7.7%	5,268	938

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.
Effective Q1 2018, our operational metrics reflect the impact of the Venezuela deconsolidation. Prior to Q1 2018, all metrics include Venezuela.

Mastercard Incorporated - Page 11

Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.

The Mastercard payment product is comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. Debit programs include Mastercard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.

Article 8 of the EU Interchange Fee Regulation related to card payments that became effective June 9, 2016 states that a network can no longer charge fees on domestic EEA payment transactions that do not use its payment brand. Prior to that, Mastercard collected a de minimis assessment fee in a few countries, particularly France, on transactions with Mastercard co-badged cards if the brands of domestic networks (as opposed to Mastercard) were used. As a result, the non-Mastercard co-badged volume is no longer being included.

To aid in understanding the underlying trends in the business, the table above reflects adjusted growth rates for the impact of Article 8, by eliminating the related co-badged volumes where relevant.

Performance information for prior periods can be found in the “Investor Relations” section of the Mastercard website at www.mastercard.com/investor.

Mastercard Incorporated - Page 12

Non-GAAP Reconciliations

	Three Months Ended June 30, 2018
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,729	52.8%	18.3%	$1,569	$1.50
Special Items[1]	(225)	6.2%	0.5%	175	0.17
Non-GAAP	$1,504	59.0%	18.8%	$1,744	$1.66

	Six Months Ended June 30, 2018
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,484	51.9%	17.8%	$3,061	$2.91
Special Items[1,2]	(342)	4.7%	0.4%	264	0.25
Non-GAAP	$3,142	56.6%	18.2%	$3,325	$3.16

	Six Months Ended June 30, 2017
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,628	54.6%	27.3%	$2,258	$2.09
Special Item[3]	(15)	0.2%	—%	10	0.01
Non-GAAP	$2,613	54.8%	27.3%	$2,268	$2.10

	Three Months Ended June 30, 2018 as compared to the Three Months Ended June 30, 2017
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	20%	23%	(1.3) ppt	(9.4) ppt	33%	36%
Special Items [1]	—%	(16)%	6.2 ppt	0.5 ppt	15%	15%
Non-GAAP	20%	7%	4.9 ppt	(8.9) ppt	48%	51%
Foreign currency [4]	(2)%	(1)%	(0.2) ppt	0.1 ppt	(3)%	(3)%
Non-GAAP - currency-neutral	18%	6%	4.7 ppt	(8.8) ppt	45%	48%

Mastercard Incorporated - Page 13

	Six Months Ended June 30, 2018 as compared to the Six Months Ended June 30, 2017
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	25%	33%	(2.7) ppt	(9.5) ppt	36%	39%
Special Items [1,2,3]	—%	(12)%	4.5 ppt	0.4 ppt	11%	11%
Non-GAAP	25%	20%	1.8 ppt	(9.1) ppt	47%	50%
Foreign currency [4]	(3)%	(2)%	(0.3) ppt	0.1 ppt	(4)%	(5)%
Non-GAAP - currency-neutral	22%	18%	1.5 ppt	(9.0) ppt	42%	46%

Note: Tables may not sum due to rounding.
1 Impact of the following provisions for litigation in Q2'18: $210 million ($163 million after tax, or $0.16 per diluted share) related to litigation settlements for both the U.S. merchant class litigation and the filed and anticipated opt-out U.S. merchant cases and $15 million ($12 million after tax, or $0.01 per diluted share) related to litigation settlements with U.K. merchants.
2 Impact of the following provisions for litigation in Q1'18: $70 million ($53 million after tax, or $0.05 per diluted share) related to litigation settlements with Pan-European merchants, $27 million ($21 million after tax, or $0.02 per diluted share) related to an increased reserve for our U.S. merchant opt-out cases and $19 million ($15 million after tax, or $0.01 per diluted share) related to litigation settlements with U.K. merchants.
3 Impact of a provision for litigation in Q1’17 of $15 million ($10 million after tax, or $0.01 per diluted share) related to a litigation settlement with Canadian merchants.
4 Represents the foreign currency translational and transactional impact.